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Filed Pursuant to Rule 424(b)(5)
Registration No. 333-101116

Subject to Completion, dated May 29, 2003

Prospectus Supplement to Prospectus dated December 2, 2002

The information in this prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and has been declared effective. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale in not permitted.

12,000,000 Shares

Common Stock

          We are selling 12,000,000 shares of our common stock.

          Our common stock is traded on the NASDAQ National Market under the symbol "SPLS". On May 27, 2003, the last reported sale price of our common stock on the NASDAQ National Market was $19.23 per share.

          The underwriters have a 30-day option to purchase a maximum of 1,800,000 additional shares.

          Investing in our common stock involves risks. See "Risk Factors" beginning on page S-5 of this prospectus supplement and on page 2 of the accompanying prospectus about factors you should consider before purchasing our common stock.

	Price to Public	Underwriting Discounts and Commissions	Proceeds to Staples
Per share
Total

          Delivery of the shares of common stock will be made on or about May    , 2003.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Joint Bookrunning Managers

Credit Suisse First Boston	Goldman, Sachs & Co.
The date of this prospectus supplement is May , 2003

PROSPECTUS SUPPLEMENT
ABOUT THIS PROSPECTUS SUPPLEMENT
STAPLES, INC.
THE OFFERING
RISK FACTORS
SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION
USE OF PROCEEDS
CAPITALIZATION
PRICE RANGE OF COMMON STOCK AND DIVIDENDS
UNDERWRITING
NOTICE TO CANADIAN RESIDENTS
VALIDITY OF COMMON STOCK
EXPERTS
PROSPECTUS
ABOUT THIS PROSPECTUS
STAPLES, INC.
RISK FACTORS
SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION
RATIO OF EARNINGS TO FIXED CHARGES
USE OF PROCEEDS
THE SECURITIES WE MAY OFFER
DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK PURCHASE RIGHTS
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF GUARANTEES
LEGAL OWNERSHIP OF SECURITIES
PLAN OF DISTRIBUTION
VALIDITY OF SECURITIES
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          You should rely only on the information contained in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference in this prospectus supplement or the accompanying prospectus. We have not authorized anyone to provide you with information that is different. We are offering to sell and seeking offers to buy shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus supplement and the accompanying prospectus is accurate only as of their respective dates, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our common stock.

ABOUT THIS PROSPECTUS SUPPLEMENT

          This document is in two parts. The first is this prospectus supplement, which describes the specific terms of the common stock being offered by Staples, Inc. and other matters relating to us and our financial condition. The second part, the accompanying prospectus, gives more general information about securities we may offer from time to time, some of which may not apply to the common stock offered by this prospectus supplement and accompanying prospectus. For information about our common stock, see "Description of Common Stock and Preferred Stock Purchase Rights" in the accompanying prospectus.

          If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

          Unless we have indicated otherwise, all information in this prospectus supplement assumes that the underwriters do not exercise their option to purchase additional shares from us. Unless we have indicated otherwise, references in this prospectus supplement to "Staples, "we, "us" and "our" or similar terms are to Staples, Inc. and its consolidated subsidiaries. Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus supplement to "$" or "dollar" are to the lawful currency of the United States.

STAPLES, INC.

          Staples, Inc. pioneered the office products superstore concept and is a leading office products distributor. We opened the first office products superstore in Brighton, Massachusetts in 1986 to serve the needs of small businesses. The office products industry has experienced significant growth since 1986 as the industry has expanded to include a variety of retailers, dealers and distributors, including other high-volume office supply chains.

          We operate three business segments: North American Retail, North American Delivery and European Operations. Our North American Retail segment consists of U.S. and Canadian business units that, at the end of the first quarter of fiscal 2003, sold office products and services through 1,306 retail stores. Our North American Delivery segment consists of U.S. and Canadian catalog and internet business units, along with the U.S. contract stationer business unit, that sell and deliver office products and services directly to customers. Our European Operations segment consists of our business units that, at the end of the first quarter of fiscal 2003, sold office products and services through 188 retail stores in the United Kingdom, Germany, the Netherlands and Portugal and sell and deliver office products and services directly to businesses throughout the United Kingdom, Germany, France, Belgium, Spain and Italy.

          We view the office products market as a large, diversified market for office supplies and services, business machines, computers and related products, and office furniture. Although there are no clear demarcations among customer groups, we target four principal end-user groups: power users (customers spending over $500 per year in office products excluding computers and furniture; primarily home-based businesses, home offices and teachers); small businesses and organizations with up to 50 office workers; medium-size businesses and organizations with between 50 and 500 office workers; and large businesses and organizations with more than 500 office workers.

          We effectively reach each sector of the office products market through different distribution channels designed to be convenient to the needs of our customers. Our stores seek to address the retail needs of customers, while our catalog and internet operations focus on customers who desire delivery of their office products and other specialized services. Our contract businesses are specifically organized to service the needs of medium and large businesses. Our ability to address all four major end-user groups increases and diversifies our available market opportunities; increases awareness of the Staples name among customers in all four end-user groups, who often shop across multiple sales channels; and allows us to enjoy a number of important economies of scale such as increased buying power, enhanced efficiencies in distribution and advertising, and improved capacity to leverage general and administrative functions.

          We were organized in 1985 and are incorporated in Delaware. Our principal executive offices are located at 500 Staples Drive, Framingham, Massachusetts 01702, and our telephone number is (508) 253-5000. Our web site is located at www.staples.com. We have not incorporated by reference into this prospectus supplement the information on our web site and you should not consider it to be a part of this document. Our web site address is included in this document as an inactive textual reference only.

          In connection with our North American Retail business, we have registered the marks "Staples" and "Staples The Office Superstore" in the Principal Register of the United States Patent and Trademark Office, and the marks "Staples the Office Superstore" and "Staples" in Canada. In connection with our North American Delivery businesses, we have registered the marks "Staples.com", "Staples National Advantage", "Staples Business Advantage", "StaplesLink.com", "Quill", "Medical Arts Press", "HMI", and "SmileMakers" on the Principal Register of the United States Patent and Trademark Office. In connection with our European Operations, we have registered the mark "Staples" in many foreign jurisdictions, including, but not limited to, the United Kingdom, Germany, the Netherlands, Portugal and Belgium and the mark "Office Centre" in many foreign jurisdictions, including, but not limited to, the Netherlands, Portugal and Belgium. As a result of our October 2002 acquisition of the European mail order businesses, we also have registered the mark "Bernard" in multiple foreign jurisdictions, including, but not limited to, France and Belgium; the mark "JPG" in many foreign jurisdictions, including, but not limited to, France and Belgium; the mark "Neat Ideas" in many foreign jurisdictions, including, but not limited to, the United Kingdom; the mark "Sistemas Kalamazoo" in Spain; and the mark "MondOffice" in Italy.

THE OFFERING

Common stock offered:	12,000,000 shares
Common stock to be outstanding immediately after the offering:	486,834,488 shares
Listing:	NASDAQ National Market
NASDAQ National Market symbol:	SPLS

          The number of shares of our common stock to be outstanding immediately after this offering is based on the number of shares of common stock outstanding as of May 27, 2003. This number does not include:

  •
  49,543,291 shares issuable upon exercise of stock options outstanding under our stock option plans as of May 27, 2003; and

  •
  1,800,000 shares that the underwriters have an option to purchase from us within 30 days of the date of this prospectus supplement.

RISK FACTORS

          If you purchase shares of our common stock, you will take on financial risk. Before purchasing our common stock, you should carefully consider the following risk factors, together with the information set forth under the heading "Cautionary Statements" in our Quarterly Report on Form 10-Q for the fiscal quarter ended May 3, 2003, the information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in the accompanying prospectus. Any of the following risks, including those set forth under the heading "Cautionary Statements" in our Quarterly Report on Form 10-Q for the fiscal quarter ended May 3, 2003, as well as other risks and uncertainties could seriously harm our business, financial condition and results of operations and cause the value of our stock to decline, which could cause you to lose all or part of your investment.

Our stock price may fluctuate based on market expectations, which could lead to losses by investors

          The public trading price of our stock is based in large part on market expectations that our businesses will continue to grow and that we will achieve certain levels of net income. If the securities analysts that regularly follow our stock lower their rating or lower their projections for future growth and financial performance, the market price of our stock is likely to drop significantly. In addition, if our quarterly financial performance does not meet the expectations of securities analysts, our stock price would likely decline. Any decrease in the stock price may be disproportionate to the shortfall in our financial performance. Fluctuations in our stock price may prevent you from reselling our common stock at or above the price you paid in this offering.

Our debt level could impact our ability to obtain future financing and to continue our growth strategy

          Our consolidated outstanding debt at May 3, 2003 was $746.2 million. Our consolidated debt may have the effect generally of restricting our flexibility in responding to changing market conditions and could make us more vulnerable in the event of a downturn in our business. In addition, our level of indebtedness may have other important consequences, including: restricting our growth; making it more difficult for us to satisfy our obligations; limiting our ability to borrow additional amounts for working capital, capital expenditures, debt service requirements, future acquisitions or other corporate purposes; and limiting our ability to use operating cash flow in other areas of our business. In such a situation, additional funds may not be a available on satisfactory terms when needed, or at all.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

          This prospectus supplement, the accompanying prospectus and the documents we incorporate by reference in this prospectus supplement and the accompanying prospectus contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Forward-looking statements include those regarding our goals, beliefs, plans or current expectations and other statements regarding matters that are not historical facts. For example, when we use words such as "project," "believe," "anticipate," "plan," "expect," "estimate," "intend," "should," "would," "could" or "may," or other words that convey uncertainty of future events or outcome, we are making forward-looking statements. Our forward-looking statements are subject to risks and uncertainties. You should note that many important factors, some of which are discussed elsewhere in this prospectus supplement, the accompanying prospectus or in the documents we have incorporated by reference in this prospectus supplement or the accompanying prospectus, could affect us in the future and could cause our results to differ materially from those expressed in our forward-looking statements. These important factors include the risk factors we identify in the documents we incorporate by reference in this prospectus supplement and the accompanying prospectus. You should read these risk factors and the other cautionary statements made in this prospectus supplement, the accompanying prospectus and in the documents we incorporate by reference in this prospectus supplement and the accompanying prospectus as being applicable to all related forward-looking statements wherever they appear in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. We do not undertake any obligation to update forward-looking statements made by us.

USE OF PROCEEDS

          We estimate that the net proceeds from the sale of our common stock in this offering will be approximately $            million, after deducting the underwriting discounts and commissions and our estimated offering expenses. If the underwriters exercise their option to purchase additional shares in full, the net proceeds from this offering will be approximately $            million. We will use the net proceeds from the sale of the common stock offered in this offering for working capital and general corporate purposes. Pending the application of the net proceeds, we expect to invest the proceeds in investment-grade, interest-bearing securities.

CAPITALIZATION

          The following table sets forth our actual consolidated capitalization as of May 3, 2003 and as adjusted to give effect to this offering of 12,000,000 shares of our common stock, assuming no exercise of the underwriters' option to purchase additional shares. From time to time, we may issue additional debt or equity securities. The following information is qualified in its entirety by and should be read in conjunction with our consolidated financial statements, including the notes thereto, which are incorporated by reference in this prospectus supplement and the accompanying prospectus. See "Where You Can Find More Information" in the accompanying prospectus.

	As of May 3, 2003
	Actual	As Adjusted
	(in thousands)
Cash and cash equivalents	$226,019	$

Debt maturing within one year	2,017		2,017

Long-term debt, less current portion:
7.125% Senior Notes due 2007(1)	200,000		200,000
5.875% Euro Notes due 2004(1)	168,600		168,600
7.375% Senior Notes due 2012(1)	325,000		325,000
Capital leases and other notes payable	14,046		14,046
Deferred gain on settlement of interest rate swap and fair value adjustments on hedged debt	38,563		38,563

Total long-term debt	744,192		744,192
Stockholders' equity:
Preferred stock, $.01 par value, 5,000,000 shares authorized; no shares issued	—		—
Common stock, $.0006 par value, 2,100,000,000 shares authorized; 502,504,546 shares issued, actual; 514,504,546 shares issued, as adjusted	299
Additional paid-in capital	1,513,496
Cumulative foreign currency translation adjustments	14,255		14,255
Retained earnings	1,743,847		1,743,847
Less: treasury stock at cost 27,717,994 shares at May 3, 2003	(556,788)		(556,788)

Total capitalization	3,687,337

(1)
Guaranteed by Staples the Office Superstore, Inc., Staples the Office Superstore East, Inc., Staples Contract & Commercial, Inc., Hackensack Funding, LLC and Rochester Capital, LLC.

PRICE RANGE OF COMMON STOCK AND DIVIDENDS

          The following table sets forth for the periods indicated the high and low sale prices per share of our common stock on the NASDAQ National Market, as reported by NASDAQ.

	High	Low
Fiscal Year Ending January 31, 2004
First Quarter	$20.25	$15.73
Second Quarter (through May 27, 2003)	21.02	18.30
	High	Low
Fiscal Year Ended February 1, 2003
First Quarter	$22.45	$16.01
Second Quarter	22.15	13.88
Third Quarter	17.35	11.68
Fourth Quarter	19.80	14.73
	High	Low
Fiscal Year Ended February 2, 2002
First Quarter	$17.69	$14.06
Second Quarter	17.00	13.46
Third Quarter	16.25	11.02
Fourth Quarter	19.45	15.60

          On May 27, 2003, the last reported sale price of our common stock on the NASDAQ National Market was $19.23 per share. As of May 27, 2003, there were approximately 8,294 holders of record of our common stock.

          We have never paid a cash dividend on our common stock. We presently intend to retain earnings for use in the operation and expansion of our business and, therefore, do not anticipate paying any cash dividends in the foreseeable future. In addition, our revolving credit agreement restricts the payment of dividends in the event we are in default under the agreement or such payout would cause a default under the agreement.

UNDERWRITING

          Under the terms and subject to the conditions contained in an underwriting agreement dated May    , 2003, we have agreed to sell to the underwriters named below, the following respective numbers of shares of common stock:

Underwriter	Number of Shares
Credit Suisse First Boston LLC
Goldman, Sachs & Co.

Total	12,000,000

          The underwriting agreement provides that the underwriters are obligated to purchase all the shares of common stock in the offering if any are purchased, other than those shares covered by their option to purchase additional shares described below unless and until this option is exercised. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering may be terminated.

          If the underwriters sell more shares than the total number set forth in the table above, the underwriters have an option to buy up to an additional 1,800,000 shares from the Company to cover such sales. They may exercise that option for 30 days. If any shares are purchased pursuant to this option, the underwriters will severally purchase shares in approximately the same proportion as set forth in the table above.

          The underwriters propose to offer the shares of common stock initially at the public offering price on the cover page of this prospectus supplement and to selling group members, if any, at that price less a concession of $    per share. The underwriters and any such selling group member may allow a discount of $    per share on sales to other broker/dealers. After the initial public offering, the underwriters may change the public offering price and concession and discount to broker/dealers.

          The following table summarizes the compensation and estimated expenses we will pay. Such amounts are shown assuming both no exercise and full exercise of the underwriters' option to purchase additional shares.

	Per Share				Total
	No Exercise		Full Exercise		No Exercise		Full Exercise
Underwriting discounts and commissions paid by us	$		$		$		$
Expenses payable by us		$0.02		$0.02		$296,000		$306,000

          In the ordinary course of business, the underwriters and their affiliates have provided financial advisory, investment banking and general financing and banking services for us and our affiliates for customary fees.

          Other than the offering of common stock pursuant to this prospectus supplement, we have agreed that we will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 relating to any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the underwriters for a period of 90 days after the date of this prospectus supplement, except as previously consented to by the underwriters.

          The restrictions described in the previous paragraph do not apply to:

  •
  the issuance by us of shares of our common stock upon the exercise of options or warrants or the conversion of securities outstanding on the date of this prospectus supplement of which underwriters have been advised in writing;

  •
  issuances by us of shares of our common stock pursuant to our employee stock purchase plan or the issuance by us of restricted stock, options or warrants to our employees or directors pursuant to our stock-based incentive compensation plans existing on the date of this prospectus supplement; and

  •
  the issuance by us of shares of our common stock under our 401(k) plan and deferred compensation plan.

          Certain of our executive officers and directors have agreed that they will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of our common stock, whether any such aforementioned transaction is to be settled by delivery of our common stock or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of the underwriters for a period of 90 days after the date of this prospectus supplement.

          With respect to certain of our executive officers and directors, the restrictions described in the previous paragraph do not apply to:

  •
  transfers by our executive officers or directors of shares of our common stock acquired on the open market;

  •
  transfers by our executive officers or directors of shares of our common stock to family members or trusts (provided their transferees agree to be bound by the same restrictions);

  •
  transfers by our executive officers or directors of shares of our common stock that constitute bona fide gifts (provided their donees agree to be bound by the same restrictions, subject to limited exceptions for two of our executive officers);

  •
  with respect to Thomas G. Stemberg, Chairman of our board of directors and Chairman of Staples, the transfer of up to 100,000 shares of our common stock to trusts of which he is not the beneficial owner or pursuant to bona fide gifts (in each case, without requiring that the transferees agree to be bound by the same restrictions);

  •
  the transfer of up to an aggregate of 500,000 shares of our common stock (subject to adjustment for stock splits, stock dividends, combinations and similar recapitalizations) collectively by four of our executive officers with our prior consent; and

  •
  transfers of shares of our common stock by two of our directors pursuant to pre-arranged trading plans.

          We have agreed to indemnify the underwriters against liabilities under the Securities Act of 1933, or contribute to payments that the underwriters may be required to make in that respect.

          In connection with the offering, the underwriters may engage in certain transactions such as short sales, stabilizing transactions, purchases to cover positions created by short sales and passive market making in accordance with Regulation M under the Securities Exchange Act of 1934. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. "Covered" short sales are sales made in an amount not greater than the underwriters' option to purchase additional shares from us in the offering. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through their option to purchase additional shares from us in the offering. "Naked" short sales are any sales in excess of such option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of common stock made by the underwriters in the open market prior to the completion of the offering. In passive market making, market makers in the common stock who are underwriters or prospective underwriters may, subject to limitations, make bids for or purchases of the common stock until the time, if any, at which a stabilizing bid is made.

          The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

          Purchases to cover a short position and stabilizing transactions may have the effect of preventing or retarding a decline in the market price of our stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of our common stock. As a result, the price of our common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected on NASDAQ National Market, in the over-the-counter market or otherwise.

          A prospectus in electronic format may be made available on the websites maintained by the underwriters and selling group members, if any, participating in this offering. Goldman, Sachs & Co. and any selling group members may agree to allocate a number of shares for sale to their online brokerage account holders. Internet distributions will be allocated by such underwriter and selling group members that will make internet distributions on the same basis as other allocations.

          Each underwriter has represented, warranted and agreed that it:

  •
  has not offered or sold and, prior to the expiry of a period of six months from the closing date of the offering, will not offer or sell any shares of our common stock to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;

  •
  has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 ("FSMA")) received by it in connection with the issue or sale of any shares of our common stock in circumstances in which section 21(1) of the FSMA does not apply to the Issuer; and

  •
  has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares/equity units in, from or otherwise involving the United Kingdom.

          The shares of our common stock may not be offered, sold, transferred or delivered in or from The Netherlands, as part of their initial distribution or as part of any re-offering, and neither this prospectus supplement nor the accompanying prospectus nor any other document in respect of the offering may be distributed or circulated in The Netherlands, other than to individuals or legal entities which include, but are not limited to, banks, brokers, dealers, institutional investors and undertakings with a treasury department, who or which trade or invest in securities in the conduct of a business or profession.

          Each underwriter has acknowledged and agreed that the shares of our common stock have not been registered under the Securities and Exchange Law of Japan and are not being offered or sold and may not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan, except:

  •
  pursuant to an exemption from the registration requirements of the Securities and Exchange Law of Japan; and

  •
  in compliance with any other applicable requirements of Japanese law.

As part of the offering, the underwriters may offer shares of our common stock in Japan to a list of 49 offerees in accordance with the above provisions.

          Each underwriter has agreed that it has not and will not offer or sell any shares of our common stock or distribute any document or other material relating to the shares, either directly or indirectly, to the public or any member of the public in Singapore other than:

  •
  to an institutional investor or other person specified in Section 106C of the Companies Act, Chapter 50 of Singapore (the "Singapore Companies Act");

  •
  to a sophisticated investor in accordance with the conditions specified in Section 106D of the Singapore Companies Act; or

  •
  otherwise pursuant to, and in accordance with the conditions of, any other provision of the Singapore Companies Act.

          No offer to sell the shares of our common stock has been or will be made in Hong Kong, by means of any document, other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32) of Hong Kong, and unless permitted to do so under the securities laws of Hong Kong, no person has issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purpose of issue, any advertisement, document or invitation relating to the shares of our common stock other than with respect to shares intended to be disposed of to persons outside Hong Kong or only to persons whose business involves the acquisition, disposal or holding of securities whether as principal or agent.

NOTICE TO CANADIAN RESIDENTS

Resale Restrictions

          The distribution of the shares of our common stock in Canada is being made only on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of shares of our common stock are made. Any resale of the shares of our common stock in Canada must be made under applicable securities laws which will vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the shares of our common stock.

Representations of Purchasers

          By purchasing shares of our common stock in Canada and accepting a purchase confirmation a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:

  •
  the purchaser is entitled under applicable provincial securities laws to purchase the shares of our common stock without the benefit of a prospectus qualified under those securities laws,

  •
  where required by law, that the purchaser is purchasing as principal and not as agent, and

  •
  the purchaser has reviewed the text above under Resale Restrictions.

Rights of Action—Ontario Purchasers Only

          Under Ontario securities legislation, a purchaser who purchases a security offered by this prospectus supplement during the period of distribution will have a statutory right of action for damages, or while still the owner of the shares, for rescission against us in the event that this prospectus supplement or the accompanying prospectus contains a misrepresentation. A purchaser will be deemed to have relied on the misrepresentation. The right of action for damages is exercisable not later than the earlier of 180 days from the date the purchaser first had knowledge of the facts giving rise to the cause of action and three years from the date on which payment is made for the shares. The right of action for rescission is exercisable not later than 180 days from the date on which payment is made for the shares. If a purchaser elects to exercise the right of action for rescission, the purchaser will have no right of action for damages against us. In no case will the amount recoverable in any action exceed the price at which the shares of our common stock were offered to the purchaser and if the purchaser is shown to have purchased the shares with knowledge of the misrepresentation, we will have no liability. In the case of an action for damages, we will not be liable for all or any portion of the damages that are proven to not represent the depreciation in value of the shares of our common stock as a result of the misrepresentation relied upon. These rights are in addition to, and without derogation from, any other rights or remedies available at law to an Ontario purchaser. The foregoing is a summary of the rights available to an Ontario purchaser. Ontario purchasers should refer to the complete text of the relevant statutory provisions.

Enforcement of Legal Rights

          All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

Taxation and Eligibility for Investment

          Canadian purchasers of shares of our common stock should consult their own legal and tax advisors with respect to the tax consequences of an investment in the shares of our common stock in their particular circumstances and about the eligibility of the shares of our common stock for investment by the purchaser under relevant Canadian legislation.

VALIDITY OF COMMON STOCK

          Certain legal matters with respect to the common stock offered hereby will be passed upon for us by Hale and Dorr LLP. The validity of the common stock offered hereby will be passed upon for the underwriters by Sullivan & Cromwell LLP.

EXPERTS

          Ernst & Young LLP, independent auditors, have audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended February 1, 2003, as set forth in their report, which is incorporated by reference in this prospectus supplement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

$500,000,000

STAPLES, INC.

Common Stock
Debt Securities
Guarantees of Debt Securities

        We may from time to time issue up to $500,000,000 aggregate dollar amount of common stock and debt securities, which debt securities may be guaranteed by certain of our subsidiaries as described herein. We will specify in the accompanying prospectus supplement the terms of the securities. We may sell these securities to or through underwriters and also to other purchasers or through agents. We will set forth the names of any underwriters or agents in the accompanying prospectus supplement.

Investing in our securities involves risks. See "Risk Factors" on page 2.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

        This prospectus may not be used to consummate sales of securities unless it is accompanied by a prospectus supplement.

Prospectus dated December 2, 2002.

ABOUT THIS PROSPECTUS
STAPLES, INC.
RISK FACTORS
SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION
RATIO OF EARNINGS TO FIXED CHARGES
USE OF PROCEEDS
THE SECURITIES WE MAY OFFER
DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK PURCHASE RIGHTS
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF GUARANTEES
LEGAL OWNERSHIP OF SECURITIES
PLAN OF DISTRIBUTION
VALIDITY OF SECURITIES
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the SEC utilizing a "shelf" registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $500,000,000. We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus. This prospectus, together with applicable prospectus supplements, includes all material information relating to this offering.

STAPLES, INC.

        Staples pioneered the office products superstore concept and is a leading office products distributor. We operate three business segments:

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  Staples' North American Retail Operations consist of our U.S. and Canadian business units that sell office products, supplies and services through 1,261 retail stores as of February 2, 2002.

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  Staples' North American Delivery Operations consist of our U.S. and Canadian contract, catalog and internet business units that sell and deliver office products, supplies and services directly to customers.

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  Staples' European Operations consist of our business units that operate 175 retail stores as of February 2, 2002 in the United Kingdom, Germany, the Netherlands and Portugal and sell and deliver office products and supplies directly to businesses throughout the United Kingdom and Germany. As a result of our October 2002 acquisition of multiple European mail order businesses, we also serve customers in France, Spain, Belgium and Italy.

        We were organized in 1985 and are incorporated in Delaware. Our principal executive offices are located at 500 Staples Drive, Framingham, MA 01702, and our telephone number is (508) 253-5000. Our web site is located at www.staples.com. We have not incorporated by reference into this prospectus the information on our web site and you should not consider it to be a part of this document. Our web site address is included in this document as an inactive textual reference only. Unless the context otherwise requires, the terms "Staples," "we," "us" and "our" refer to Staples, Inc. and its subsidiaries. When we use the term "guarantor subsidiaries", we are referring to the following additional registrant guarantors: Staples the Office Superstore, Inc., Staples the Office Superstore East, Inc., Staples Contract & Commercial, Inc., Hackensack Funding, LLC and Rochester Capital, LLC.

        We have registered the marks "Staples", "Staples The Office Superstore", "Staples.com", "Staples National Advantage", "Staples Business Advantage", "Staples Express" and "Quill" on the Principal Register of the United States Patent and Trademark Office. In addition, we have registered the mark "Staples the Office Superstore" in Canada; the mark "Staples" in many foreign jurisdictions, including, but not limited to, Canada, the United Kingdom, Germany, the Netherlands, Portugal and Belgium; and the mark "Office Centre" in many foreign jurisdictions, including, but not limited to, the Netherlands, Portugal and Belgium. As a result of our October 2002 acquisition of multiple European mail order businesses, we also have registered the mark "Bernard" in multiple foreign jurisdictions, including, but not limited to, France; the mark "JPG" in many foreign jurisdictions, including, but not limited to, France and Belgium; the mark "Neat Ideas" in many foreign jurisdictions, including, but not limited to, the United Kingdom; the mark "Sistemas Kalamazoo" in Spain; and the mark "MondOffice" in Italy.

RISK FACTORS

        Investing in our securities involves risk. Please see the risk factors described in our Annual Report on Form 10-K for the year ended February 2, 2002 and in our Quarterly Report on Form 10-Q for the fiscal quarter ended November 2, 2002, which are incorporated by reference in this prospectus and the other risk factors and other information that may be contained in, or incorporated by reference from, other filings we make with the Securities and Exchange Commission. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

        The prospectus, any prospectus supplement and the documents we incorporate by reference in this prospectus contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Forward-looking statements include those regarding our goals, beliefs, plans or current expectations and other statements regarding matters that are not historical facts. For example, when we use words such as "project," "believe," "anticipate," "plan," "expect," "estimate," "intend," "should," "would," "could," or "may," or other words that convey uncertainty of future events or outcome, we are making forward-looking statements. Our forward-looking statements are subject to risks and uncertainties. You should note that many important factors, some of which are discussed elsewhere in this prospectus or in the documents we have incorporated by reference, could affect us in the future and could cause our results to differ materially from those expressed in our forward-looking statements. These important factors include the factors we identify in the documents we incorporate by reference in this prospectus. You should read these factors and the other cautionary statements made in this prospectus and in the documents we incorporate by reference as being applicable to all related forward-looking statements wherever they appear in this prospectus and in the documents incorporated by reference. We do not undertake any obligation to update forward-looking statements made by us.

RATIO OF EARNINGS TO FIXED CHARGES

        Our consolidated ratio of earnings to fixed charges for each of the periods indicated is as follows:

	Fiscal Year Ended					Six Months Ended
	January 31, 1998	January 30, 1999	January 29, 2000	February 3, 2001	February 2, 2002	August 4, 2001	August 3, 2002
Ratio of earnings to fixed charges	3.55x	3.76x	5.37x	2.47x	3.66x	2.57x	3.60x

        For the purposes of calculating the ratio of earnings to fixed charges, "earnings" consist of income from continuing operations before income taxes and fixed charges (excluding capitalized interest). "Fixed charges" consist of (i) interest on indebtedness, whether expensed or capitalized, (ii) that portion of rental expense we believe to be representative of interest and (iii) amortization of debt discount and expenses.

USE OF PROCEEDS

        Unless we otherwise indicate in the applicable prospectus supplement, we currently intend to use the net proceeds from the sale of the securities for working capital and other general corporate purposes, including:

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  to reduce outstanding indebtedness;

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  to finance our growth;

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  to develop our products;

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  for capital expenditures made in the ordinary course of business; and

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  for acquisitions of businesses, products and technologies that complement or expand our business.

        We may set forth additional information on the use of net proceeds from the sale of securities we offer under this prospectus in a prospectus supplement relating to the specific offering.

THE SECURITIES WE MAY OFFER

        The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

        We may sell from time to time, in one or more offerings:

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  common stock; and

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  debt securities, which may be guaranteed by certain of our guarantor subsidiaries as described herein.

        In this prospectus, we will refer to the common stock and debt securities collectively as "securities." The total dollar amount of all securities that we may issue will not exceed $500,000,000.

        If we issue debt securities at a discount from their original stated principal amount, then, for purposes of calculating the total dollar amount of all securities issued under this prospectus, we will treat the initial offering price of the debt securities as the total original principal amount of the debt securities.

        This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK PURCHASE RIGHTS

        The following description of our common stock, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the common stock that we may offer under this prospectus. For the complete terms of our common stock, please refer to our charter and by-laws, which are incorporated by reference into the registration statement which includes this prospectus. The General Corporation Law of Delaware may also affect the terms of our common stock.

        Under our charter, our authorized capital stock consists of 2,100,000,000 shares of common stock, $0.0006 par value per share, and 5,000,000 shares of preferred stock, $0.01 par value per share, of which 1,000,000 shares have been designated as series A junior participating preferred stock. As of November 2, 2002, we had 498,103,724 shares of common stock outstanding and no shares of preferred stock outstanding. All outstanding shares of common stock are duly authorized, validly issued, fully paid and non-assessable.

Common Stock

        Voting.    For all matters submitted to a vote of stockholders, each holder of common stock is entitled to one vote for each share registered in his or her name on our books. Our common stock does not have cumulative voting rights. As a result, persons who hold more than 50% of the outstanding common stock can elect all of the directors who are up for election in a particular year.

        Dividends.    If our board of directors declares a dividend, holders of common stock will receive payments from our funds that are legally available to pay dividends. However, this dividend right is subject to any preferential dividend rights we may grant to the persons who hold preferred stock, if any is outstanding.

        Liquidation and Dissolution.    If we are liquidated or dissolve, the holders of our common stock will be entitled to share ratably in all the assets that remain after we pay our liabilities and any amounts we may owe to the persons who hold preferred stock, if any is outstanding.

        Other Rights and Restrictions.    Holders of our common stock do not have preemptive rights, and they have no right to convert their common stock into any other securities. Our common stock is not subject to redemption by us. The rights, preferences and privileges of common stockholders are subject to the rights of the holders of any outstanding series of preferred stock. Our charter and by-laws do not restrict the ability of a holder of common stock to transfer his or her shares of common stock. When we issue shares of common stock under this prospectus, the shares will be fully paid and non-assessable and will not have, or be subject to, any preemptive or similar rights.

        Listing.    Our common stock is listed on the Nasdaq National Market.

        Transfer Agent and Registrar.    The transfer agent and registrar for our common stock is ChaseMellon Shareholder Services, L.L.C.

Preferred Stock Purchase Rights

        In February 1994, we adopted a rights plan. Under the rights plan, preferred stock purchase rights were distributed as a dividend, adjusted for subsequent stock splits, at the rate of 32/243rds of a right for each share of our common stock outstanding. The rights will expire on February 15, 2004, unless the rights are redeemed or exchanged before that time. Each right entitles the holder to purchase one one-hundredth of a share of series A junior participating preferred stock at an exercise price of $130 per right, subject to adjustment.

        The rights will be exercisable only if a person or group has acquired beneficial ownership of 20% or more of the outstanding shares of our common stock or announces a tender or exchange offer that would result in such person or group owning 30% or more of the outstanding shares of our common stock. Such percentages may, in our board of directors' discretion, be lowered, although in no event below 10%. If any person becomes the beneficial owner of 25% or more of the shares of our common stock, except pursuant to a tender or exchange offer for all shares at a fair price as determined by the outside members of our board of directors, or if a 20% or more stockholder constitutes or merges into or engages in certain self dealing transactions with us, or if there occurs any reclassification, merger or other transaction or transactions which increases by more than 1% the proportionate share of our outstanding common stock held by a 20% or more stockholder, each right not owned by a 20% or more stockholder will enable its holder to purchase that number of shares of our common stock which equals the exercise price of the right divided by one-half of the current market price of our common stock at the date of the occurrence of the event. In addition, if we are involved in a merger or other business combination transaction with another person or group in which we are not the surviving corporation or in connection with which our common stock is changed or converted, or we sell or transfer 50% or more of our assets or earning power to another person, each right that has not previously been exercised will entitle its holder to purchase that number of shares of common stock of such other person which equals the exercise price of the right divided by one-half of the current market price of our common stock at the date of the occurrence of the event. We will generally be entitled to redeem the rights at $0.02 per right at any time until the tenth day following public announcement that a 20% stock position has been acquired and in certain other circumstances.

        Because of the nature of the dividend, liquidation and voting rights of the series A junior participating preferred stock, the value of the fraction of a share of series A junior participating preferred stock purchasable upon exercise of the 32/243rds of a right associated with each share of common stock should approximate the value of one share of our common stock.

        The rights have certain anti-takeover effects. The rights may cause substantial dilution to a person or group that attempts to acquire us on terms not approved by our board of directors, except under the terms of an offer conditioned on a substantial number of rights being acquired. The rights should not interfere with any merger or other business combination approved by our board of directors since we may redeem the rights at $0.02 per right prior to the tenth day after the public announcement by a person or group of the acquisition of 20% or more of the outstanding shares of our common stock.

Certain Effects of Authorized but Unissued Stock

        We have shares of common stock and preferred stock available for future issuance without stockholder approval. We may utilize these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital or facilitate corporate acquisitions or for payment as a dividend on the capital stock. The existence of unissued and unreserved common stock and preferred stock may enable our board of directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could render more difficult or discourage a third-party attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management. In addition, if we issue preferred stock, the issuance could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation.

Delaware Law And Charter And By-Law Provisions

        Business Combinations.    We are subject to the provisions of Section 203 of the General Corporation Law of Delaware. Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A "business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to specified exceptions, an "interested stockholder" is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation's outstanding voting stock.

        Staggered Board of Directors.    Our charter provides for the division of our board of directors into three classes as nearly equal in size as possible with staggered three-year terms. Our charter also provides that directors may be removed only for cause by the affirmative vote of the holders of a majority of the shares of our capital stock outstanding and entitled to vote. The classification of our board of directors and the limitations on the removal of directors could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of our company. Our by-laws require the affirmative vote of the holders of at least 67% of our outstanding voting securities to amend or repeal the provision relating to the division of our board of directors into three classes.

        Limitation of Liability; Indemnification.    Our charter contains provisions permitted under the General Corporation Law of Delaware relating to the liability of directors. The provisions eliminate a director's liability for monetary damages for a breach of fiduciary duty, except in circumstances involving wrongful acts, such as the breach of a director's duty of loyalty or acts or omissions which involve intentional misconduct or a knowing violation of law. The limitation of liability described above does not alter the liability of our directors and officers under federal securities laws. Furthermore, our charter contains provisions to indemnify our directors and officers to the fullest extent permitted by the General Corporation Law of Delaware. These provisions do not limit or eliminate our right or the right of any stockholder of ours to seek non-monetary relief, such as an injunction or rescission in the event of a breach by a director or an officer of his duty of care to us. We believe that these provisions will assist us in attracting and retaining qualified individuals to serve as directors.

        Stockholder Action; Special Meeting of Stockholders.    Our charter also provides that any action required or permitted to be taken by our stockholders may be taken only at a duly called annual or special meeting of stockholders. In addition, our by-laws provide that special meetings of stockholders may be called only by the board of directors, the chairman of the board of directors or our president. These provisions could have the effect of delaying until the next stockholders' meeting stockholder actions which are favored by the holders of a majority of our outstanding voting securities.

        Advance Notice Requirements for Stockholder Proposals and Director Nominations.    Our by-laws provide that nominations for election to our board of directors may be made either by our board of directors or by a stockholder who complies with specified notice provisions. Our by-laws contain similar advance notice provisions for stockholder proposals for action at stockholder meetings. These provisions prevent stockholders from making nominations for directors and stockholder proposals from the floor at any stockholder meeting and require any stockholder making a nomination or proposal to submit the name of the nominees for board seats or the stockholder proposal, together with specified information about the nominee or any stockholder proposal, prior to the meeting at which directors are to be elected or action is to be taken. These provisions ensure that stockholders have adequate time to consider nominations and proposals before action is required, and they may also have the effect of delaying stockholder action.

DESCRIPTION OF DEBT SECURITIES

        The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we indicate in a prospectus supplement, the terms of any debt securities we offer under that prospectus supplement may differ from the terms we describe below.

        We will issue the senior notes under the senior indenture which we will enter into with a trustee to be named in the senior indenture. We will issue the subordinated notes under the subordinated indenture which we will enter into with a trustee to be named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement which includes this prospectus. We use the term "indentures" to refer to both the senior indenture and the subordinated indenture. The indentures will be qualified under the Trust Indenture Act. We use the term "trustee" to refer to either the senior trustee or the subordinated trustee, as applicable.

        The following summaries of material provisions of the senior notes, the subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, the provisions of the indenture applicable to a particular series of debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

        Our guarantor subsidiaries may guarantee our obligations under any series of notes, if and to the extent provided in the applicable prospectus supplement. See "Description of Guarantees" for a further description of the terms relating to the guarantees. We conduct some of our operations through our subsidiaries. Our rights and the rights of our creditors, including holders of debt securities, to the assets of any subsidiary of ours upon that subsidiary's liquidation or reorganization or otherwise would be subject to the prior claims of that subsidiary's creditors, except to the extent that we may be a creditor with recognized claims against the subsidiary. Our subsidiaries' creditors would include trade creditors, debt holders, secured creditors and taxing authorities. Except as we may provide in a prospectus supplement, neither the debt securities nor the indentures restrict us or any of our subsidiaries from incurring indebtedness.

General

        We will describe in the applicable prospectus supplement the following terms relating to a series of notes:

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  the title;

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  any limit on the amount that may be issued;

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  whether or not we will issue the series of notes in global form, and, if so, who the depository will be;

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  the maturity date;

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  the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

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  whether or not the notes will be secured or unsecured, and the terms of any secured debt;

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  the terms of the subordination of any series of subordinated debt;

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  the place where payments will be payable;

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  our right, if any, to defer payment of interest and the maximum length of any such deferral period;

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  the date, if any, after which, and the price at which, we may, at our option, redeem the series of notes pursuant to any optional redemption provisions;

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  the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder's option to purchase, the series of notes;

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  whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

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  whether we will be restricted from incurring any additional indebtedness;

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  a discussion of any material or special United States federal income tax considerations applicable to the notes;

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  the denominations in which we will issue the series of notes, if other than denominations of $1,000 and any integral multiple thereof; and

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  any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

Conversion or Exchange Rights

        We will set forth in the applicable prospectus supplement the terms on which a series of notes may be convertible into or exchangeable for common stock or other securities of ours. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of common stock or other securities of ours that the holders of the series of notes receive would be subject to adjustment.

Consolidation, Merger or Sale

        The indentures do not contain any covenant which restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the notes, as appropriate.

Events of Default Under the Indenture

        The following are events of default under the indentures with respect to any series of notes that we may issue:

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  if we fail to pay interest when due and our failure continues for 90 days and the time for payment has not been extended or deferred;

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  if we fail to pay the principal, or premium, if any, when due and the time for payment has not been extended or delayed;

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  if we fail to observe or perform any other covenant contained in the notes or the indentures, other than a covenant specifically relating to another series of notes, and our failure continues for 90 days after we receive notice from the trustee or holders of at least 25% in aggregate principal amount of the outstanding notes of the applicable series; and

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  if specified events of bankruptcy, insolvency or reorganization occur to us.

        If an event of default with respect to notes of any series occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, on and accrued interest, if any, on the notes due and payable immediately.

        The holders of a majority in principal amount of the outstanding notes of an affected series may waive any default or event of default with respect to that series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

        Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of notes, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding notes of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the notes of that series, provided that:

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  the direction so given by the holders is not in conflict with any law or the applicable indenture; and

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  subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

        A holder of the notes of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies, if:

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  the holder has given written notice to the trustee of a continuing event of default with respect to that series;

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  the holders of at least 25% in aggregate principal amount of the outstanding notes of that series have made written request, and such holders have offered reasonable indemnity to the trustee to institute the proceeding as trustee; and

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  the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding notes of that series other conflicting directions within 60 days after the notice, request and offer.

        These limitations do not apply to a suit instituted by a holder of notes if we default in the payment of the principal, premium, if any, or interest on, the notes.

        We will periodically file statements with the trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

        We and the trustee may change an indenture without the consent of any holders with respect to specific matters, including:

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  to fix any ambiguity, defect or inconsistency in the indenture; and

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  to change anything that does not materially adversely affect the interests of any holder of notes of any series.

        In addition, under the indentures, the rights of holders of a series of notes may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding notes of each series that is affected. However, we and the trustee may only make the following changes with the consent of each holder of any outstanding notes affected:

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  extending the fixed maturity of the series of notes;

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  reducing the principal amount, the rate of interest or any premium payable upon the redemption of any notes; or

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  reducing the minimum percentage of notes, the holders of which are required to consent to any amendment.

Discharge

        Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

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  register the transfer or exchange of debt securities of the series;

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  replace stolen, lost or mutilated debt securities of the series;

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  maintain paying agencies;

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  hold monies for payment in trust;

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  compensate and indemnify the trustee; and

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  appoint any successor trustee.

        In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

        We will issue the notes of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue notes of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depository named by us and identified in a prospectus supplement with respect to that series. See "Legal Ownership of Securities" for a further description of the terms relating to any book-entry securities.

        At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the notes of any series can exchange the notes for other notes of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

        Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the notes may present the notes for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the notes that the holder presents for transfer or exchange, we will not require any payment for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

        We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any notes. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the notes of each series.

        If we elect to redeem the notes of any series, we will not be required to:

  •
  issue, register the transfer of or exchange any notes of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any notes that may be selected for redemption and ending at the close of business on the day of the mailing; or

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  register the transfer of or exchange any notes so selected for redemption, in whole or in part, except the unredeemed portion of any notes we are redeeming in part.

Information Concerning the Trustee

        The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of notes unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

        Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any notes on any interest payment date to the person in whose name the notes, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest payment.

        We will pay principal of and any premium and interest on the notes of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, will we make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the trustee in The City of New York as our sole paying agent for payments with respect to notes of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the notes of a particular series. We will maintain a paying agent in each place of payment for the notes of a particular series.

        All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any notes which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

        The indentures and the notes will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Notes

        The subordinated notes will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated notes which we may issue. It also does not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF GUARANTEES

        Our payment obligations under any series of senior or subordinated notes may be fully and unconditionally guaranteed by certain of our subsidiaries, also referred to as the "guarantor subsidiaries," if and to the extent provided in the applicable prospectus supplement. Staples the Office Superstore, Inc., Staples the Office Superstore East, Inc., Staples Contract & Commercial, Inc., Hackensack Funding, LLC, and Rochester Capital, LLC may each serve as a guarantor subsidiary to guarantee a series of our debt securities. These guarantor subsidiaries also guarantee our currently outstanding 7.375% Senior Notes due 2012, 7.125% Senior Notes due 2007, 5.875% Euro Notes due 2004, $600 million revolving credit facility and 364-day term loan. If a series of senior or subordinated notes are so guaranteed, the guarantor subsidiaries will execute a separate guarantee agreement or a supplemental indenture as further evidence of the guarantee. We will provide the specific terms of any guarantee in the prospectus supplement. The guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

LEGAL OWNERSHIP OF SECURITIES

        We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee maintain for this purpose as the "holders" of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names as "indirect holders" of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

        We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary's book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

        Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which will in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

        As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary's book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

        We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in "street name." Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

        For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

        Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case if an investor chooses to be an indirect holder of a security or if we issue the securities only in global form.

        For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations For Indirect Holders

        If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

  •
  how it handles securities payments and notices;

  •
  whether it imposes fees or charges;

  •
  how it would handle a request for the holders' consent, if ever required;

  •
  whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

  •
  how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

  •
  if the securities are in book-entry form, how the depositary's rules and procedures will affect these matters.

Global Securities

        A global security is a security held by a depositary which represents one or any other number of individual securities. Generally, all securities represented by the same global securities will have the same terms.

        Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

        A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under "—Special Situations When a Global Security Will Be Terminated." As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

        If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

        As an indirect holder, an investor's rights relating to a global security will be governed by the account rules of the investor's financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

        If securities are issued only in the form of a global security, an investor should be aware of the following:

  •
  an investor cannot cause the securities to be registered in his or her name and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

  •
  an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe under "Legal Ownership of Securities;"

  •
  an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

  •
  an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

  •
  the depositary's policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor's interest in a global security. We and any applicable trustee have no responsibility for any aspect of the depositary's actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

  •
  the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

  •
  financial institutions that participate in the depositary's book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When A Global Security Will Be Terminated

        In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

        The global security will terminate when the following special situations occur:

  •
  if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

  •
  if we notify any applicable trustee that we wish to terminate that global security; or

  •
  if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

        The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

        We may sell the securities being offered hereby in one or more of the following ways from time to time:

  •
  through agents to the public or to investors;

  •
  to underwriters for resale to the public or to investors; or

  •
  directly to investors.

        We will set forth in a prospectus supplement the terms of the offering of securities, including:

  •
  the name or names of any agents or underwriters;

  •
  the purchase price of the securities being offered and the proceeds we will receive from the sale;

  •
  any over-allotment options under which underwriters may purchase additional securities from us;

  •
  any agency fees or underwriting discounts and other items constituting agents' or underwriters' compensation;

  •
  any initial public offering price;

  •
  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchanges on which such securities may be listed.

Agents

        We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis.

Underwriters

        If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters will be obligated to purchase all the securities of the series offered if they purchase any of the securities of that series. We may change from time to time any initial public offering price and any discounts or concessions the underwriters allow, reallow or pay to dealers. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement naming the underwriter the nature of any such relationship.

Direct Sales

        We may also sell securities directly to one or more purchasers without using underwriters or agents.

        Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us or our subsidiaries in the ordinary course of their businesses.

Trading Markets and Listing of Securities

        Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is listed on the Nasdaq National Market. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

        In connection with an offering, an underwriter may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Shorts sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering. "Covered" short sales are sales made in an amount not greater than the underwriters' option to purchase additional securities from the Company in the offering, if any. If the underwriters have an over-allotment option to purchase additional securities from the Company, the underwriters may close out any covered short position by either exercising their over-allotment option or purchasing securities in the open market. In determining the source of securities to close out the covered short position, the underwriters may consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. "Naked" short sales are any sales in excess of such option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

        Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The impositions of a penalty bid may also effect the price of the securities to the extent that it discourages resale of the securities. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the Nasdaq National Market or otherwise and, if commenced, may be discontinued at any time.

VALIDITY OF SECURITIES

        The validity of the securities offered hereby will be passed upon for us by Hale and Dorr LLP.

EXPERTS

        Ernst & Young LLP, independent auditors, have audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended February 2, 2002, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We file reports, proxy statements and other documents with the Securities and Exchange Commission. You may read and copy any document we file with the SEC at the public reference facilities the SEC maintains at:

    Room 1024, Judiciary Plaza
    450 Fifth Street, N.W.
    Washington, D.C. 20549

and you may also obtain copies of these materials by mail from the Public Reference Section of the SEC at:

    450 Fifth Street, N.W.
    Washington, D.C. 20549

at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

        The SEC also maintains a web site, the address of which is http://www.sec.gov. That site also contains our annual, quarterly and special reports, proxy statements, information statements and other information.

        This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and the securities, including exhibits and schedules. You can obtain a copy of the registration statement from the SEC at any address listed above or from the SEC's web site.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        We are incorporating by reference certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus. Information in documents that we file with the SEC after the date of this prospectus will automatically update and supersede information in this prospectus. We incorporate by reference the documents listed below and any future filings we may make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus.

  (1)
  Our Annual Report on Form 10-K for the fiscal year ended February 2, 2002;

  (2)
  Our Quarterly Report on Form 10-Q for the fiscal quarter ended May 4, 2002;

  (3)
  Our Quarterly Report on Form 10-Q for the fiscal quarter ended August 3, 2002, as amended;

  (4)
  Our Quarterly Report on Form 10-Q for the fiscal quarter ended November 2, 2002;

  (5)
  Our Current Reports on Form 8-K filed with the SEC on August 13, 2002, August 22, 2002, September 19, 2002, October 8, 2002 and October 28, 2002;

  (6)
  All our filings pursuant to the Securities Exchange Act after the date of filing the initial registration statement;

  (7)
  The description of our common stock and preferred stock purchase rights contained in our registration statements on Form 8-A dated April 10, 1989 and February 10, 1994.

        Information contained in this prospectus supplements, modifies or supersedes, as applicable, the information contained in earlier-dated documents incorporated by reference. Information contained in later-dated documents incorporated by reference supplements, modifies or supersedes, as applicable, the information contained in this prospectus or in earlier-dated documents incorporated by reference.

        We will provide a copy of the documents we incorporate by reference, at no cost, to any person who receives this prospectus. To request a copy of any or all of these documents, you should write or telephone us at 500 Staples Drive, Framingham, Massachusetts 01702, (508) 253-5000, Attention: Director of Investor Relations.

        You should rely only on the information contained in this prospectus, including information incorporated by reference as described above, or any prospectus supplement or that we have specifically referred you to. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.